April 26, 2019

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 142 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-17217; 811-07953) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 26, 2019, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)

the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

K&L GATES LLP

1601 K STREET NW  WASHINGTON  DC 20006

T +1 202 778 9000  F +1 202 778 9100  klgates.com

EQ Advisors Trust

April 26, 2019

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Attachment: Schedule A

SCHEDULE A

To the Opinion Letter of K&L Gates LLP, dated April 26, 2019,

Filed as Exhibit (i)(1) to Post-Effective Amendment No. 142 to the Registration Statement

on Form N-1A of EQ Advisors Trust (File Nos. 333-17217; 811-07953)

EQ ADVISORS TRUST

Class IA, IB, and K shares (except as noted)

of

Allocation Portfolios

EQ/AB Dynamic Aggressive Growth Portfolio*†

EQ/AB Dynamic Growth Portfolio*†

EQ/AB Dynamic Moderate Growth Portfolio*

EQ/American Century Moderate Growth Allocation Portfolio†

EQ/AXA Investment Managers Moderate Allocation Portfolio†

EQ/First Trust Moderate Growth Allocation Portfolio†

EQ/Franklin Balanced Managed Volatility Portfolio*

EQ/Goldman Sachs Growth Allocation Portfolio†

EQ/Goldman Sachs Moderate Growth Allocation Portfolio**†

EQ/Invesco Moderate Allocation Portfolio**†

EQ/Invesco Moderate Growth Allocation Portfolio†

EQ/JPMorgan Growth Allocation Portfolio**†

EQ/Legg Mason Growth Allocation Portfolio†

EQ/Legg Mason Moderate Allocation Portfolio**†

Equity Portfolios

ATM International Managed Volatility Portfolio††

ATM Large Cap Managed Volatility Portfolio††

ATM Mid Cap Managed Volatility Portfolio††

ATM Small Cap Managed Volatility Portfolio††

EQ/400 Managed Volatility Portfolio*†

EQ/500 Managed Volatility Portfolio*†

EQ/2000 Managed Volatility Portfolio*†

EQ/AB Small Cap Growth Portfolio*

EQ/American Century Mid Cap Value Portfolio†

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio*

EQ/ClearBridge Select Equity Managed Volatility Portfolio***

EQ/Common Stock Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio†

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio†

EQ/Franklin Rising Dividends Portfolio†

EQ/Franklin Small Cap Value Managed Volatility Portfolio*

EQ/Global Equity Managed Volatility Portfolio*

EQ/Goldman Sachs Mid Cap Value Portfolio†

EQ/International Core Managed Volatility Portfolio*

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio*†

EQ/International Value Managed Volatility Portfolio*

EQ/Invesco Comstock Portfolio

EQ/Invesco International Growth Portfolio†

EQ/Ivy Mid Cap Growth Portfolio†

EQ/Janus Enterprise Portfolio*

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio*

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio*

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio*

EQ/Lazard Emerging Markets Equity Portfolio†

EQ/Loomis Sayles Growth Portfolio*

EQ/MFS International Growth Portfolio

EQ/MFS International Value Portfolio†

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio*

EQ/Morgan Stanley Small Cap Growth Portfolio*†

EQ/Oppenheimer Global Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Managed Volatility Portfolio*

EQ/UBS Growth and Income Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Fixed Income Portfolios

EQ/AB Short Duration Government Bond Portfolio*

EQ/Core Bond Index Portfolio

EQ/Franklin Strategic Income Portfolio†

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/Money Market Portfolio

EQ/PIMCO Global Real Return Portfolio†

EQ/PIMCO Real Return Portfolio†

EQ/PIMCO Total Return Portfolio†

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

Multimanager Core Bond Portfolio

Specialty/Sector Portfolios

EQ/Invesco Global Real Estate Portfolio†

EQ/Ivy Energy Portfolio†

EQ/Ivy Science and Technology Portfolio†

EQ/MFS Technology Portfolio†

EQ/MFS Utilities Series Portfolio†

EQ/T.Rowe Price Health Sciences Portfolio†

Multimanager Technology Portfolio

1290 VT Equity Portfolios

1290 VT Equity Income Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Low Volatility Global Equity Portfolio†

1290 VT Micro Cap Portfolio†

1290 VT Small Cap Value Portfolio†

1290 VT SmartBeta Equity Portfolio†

1290 VT Socially Responsible Portfolio

1290 VT Fixed Income Portfolios

1290 VT DoubleLine Opportunistic Bond Portfolio†

1290 VT High Yield Bond Portfolio†

1290 VT Allocation Portfolios

1290 VT DoubleLine Dynamic Allocation Portfolio†

1290 VT Moderate Growth Allocation Portfolio†

1290 VT Specialty/Sector Portfolios

1290 VT Convertible Securities Portfolio†

1290 VT Energy Portfolio†

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT Multi-Alternative Strategies Portfolio†

1290 VT Natural Resources Portfolio†

1290 VT Real Estate Portfolio†

Strategic Allocation Series Portfolios

EQ/Ultra Conservative Strategy Portfolio*

EQ/Conservative Strategy Portfolio*

EQ/Conservative Growth Strategy Portfolio*

EQ/Balanced Strategy Portfolio*

EQ/Moderate Growth Strategy Portfolio*

EQ/Growth Strategy Portfolio*

EQ/Aggressive Growth Strategy Portfolio†**

Other Allocation Portfolios

All Asset Growth - Alt 20 Portfolio

EQ/Franklin Templeton Allocation Managed Volatility Portfolio*

*	Effective May 1, 2019, the designation “EQ/” replaces the former designation “AXA” or “AXA/” in the Portfolios’ names.
**

Effective February 19, 2019, AXA/Invesco Strategic Allocation Portfolio was renamed EQ/Invesco Moderate Allocation Portfolio; AXA/Legg Mason Strategic Allocation Portfolio was renamed EQ/Legg Mason Moderate Allocation Portfolio; AXA/Goldman Sachs Strategic Allocation Portfolio was renamed EQ/Goldman Sachs Moderate Growth Allocation Portfolio; and AXA/JPMorgan Strategic Allocation Portfolio was renamed EQ/JPMorgan Growth Allocation Portfolio. Effective May 1, 2019, AXA Aggressive Strategy Portfolio is renamed EQ/Aggressive Growth Strategy Portfolio.

***	Effective October 1, 2018, AXA/Mutual Large Cap Equity Managed Volatility Portfolio was renamed EQ/ClearBridge Select Equity Managed Volatility Portfolio.
†	The Trust offers only Class IB and Class K shares of this Portfolio.
††	The Trust offers only Class K shares of this Portfolio.